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                                                                       Exhibit j




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use of our reports each dated January 31, 2003 on the financial statements and financial highlights of AIM V.I. Aggressive Growth Fund, AIM V.I. Balanced Fund, AIM V.I. Basic Value Fund, AIM V.I. Blue Chip Fund, AIM V.I. Capital Appreciation Fund, AIM V.I. Capital Development Fund, AIM V.I. Core Equity Fund, AIM V.I. Dent Demographic Trends Fund, AIM V.I. Diversified Income Fund, AIM V.I. Global Utilities Fund, AIM V.I. Government Securities Fund, AIM V.I. Growth Fund, AIM V.I. High Yield Fund, AIM V.I. International Equity Fund, AIM V.I. Mid Cap Core Equity Fund, AIM V.I. Money Market Fund, AIM V.I. New Technology Fund, and AIM V.I. Premier Equity Fund, each a series of AIM Variable Insurance Funds. Such financial statements and financial highlights are included in the Post Effective Amendment to the Registration Statement on Form N-1A of AIM Variable Insurance Funds. We also consent to the references to our Firm in such Registration Statement.





                                              /s/ TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
JUNE 17, 2003